UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2010

eBay Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24821

Delaware	77-0430924
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2145 Hamilton Avenue, San Jose, California
(Address of principal executive offices, including zip code)

(408) 376-7400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a regularly scheduled meeting of the Board of Directors (the "Board") of eBay Inc. (the "Company") held on March 3, 2010, the Board determined to move one of the directors from Class II (with a term expiring at the 2012 annual meeting of stockholders) to Class III (with a term expiring at the 2010 annual meeting of stockholders) to achieve a more equal balance of membership among the classes of directors following the decision of Philippe Bourguignon to retire from the Board and not to stand for re-election at the 2010 annual meeting of stockholders. Accordingly, on March 3, 2010, Richard T. Schlosberg, III agreed to resign as a Class II director and was immediately appointed to the Board as a Class III director. Mr. Schlosberg continues to serve on the Company's Audit and Corporate Governance and Nominating Committees. The resignation and reappointment of Mr. Schlosberg was effected solely to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Schlosberg's service on the Board is deemed to have continued uninterrupted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

Date: March 05, 2010	By:	/s/ Brian H. Levey
Brian H. Levey
Vice President, Deputy General Counsel and Assistant Secretary